As filed with the Securities and Exchange Commission on September 8, 2005 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	33-0245076 (I.R.S. Employer Identification No.)
5820 Nancy Ridge Drive
San Diego, California 92121
(858) 860-2500
(Address of principal executive offices)

2000 Stock Plan, as amended
2001 Employee Stock Purchase Plan, as amended
Employee Stock Purchase Plan for Employees of IDM S.A.
IDM Pharma, Inc. Option Liquidity Agreements
(Full title of the plans)

Dr. Jean-Loup Romet-Lemonne
Chief Executive Officer
IDM Pharma, Inc.
5820 Nancy Ridge Drive
San Diego, California 92121
(858) 860-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
L. Kay Chandler, Esq.
Cooley Godward llp
4401 Eastgate Mall
San Diego, CA 92121-9109
(858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered(1)	Price per Share (2)	Offering Price	Registration Fee
Common Stock (par value $.01)	1,718,268 shares	$5.19 - $29.47	$19,780,831	$2,329

(1)	Includes 1,257,142 additional shares issuable pursuant to the registrant’s 2000 Stock Plan, as amended (the “2000 Plan”), 26,428 additional shares issuable pursuant to the registrant’s 2001 Employee Stock Purchase Plan, as amended (the “2001 Purchase Plan”), 30,714 additional shares issuable pursuant to the registrant’s Employee Stock Purchase Plan for Employees of IDM S.A. (the “French Purchase Plan”) and 403,984 additional shares issuable pursuant to Option Liquidity Agreements to which the registrant is a party (the “Option Liquidity Agreements”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of the registrant’s Common Stock as may become issuable in respect of the shares registered hereunder as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act. The price per share and aggregate offering price are described in the table below and (i) are based upon the actual exercise prices for shares subject to outstanding stock options previously granted under the 2000 Plan and for shares reserved for issuance under the Option Liquidity Agreements; and (ii) are based upon the average of the high and low prices of the registrant’s Common Stock as reported on the NASDAQ National Market on September 2, 2005, in accordance with Rule 457(c) of the Securities Act, for shares reserved for future issuance under the 2000 Plan, shares reserved for future issuance under the 2001 Purchase Plan and shares reserved for future issuance under the French Purchase Plan. The following chart shows the calculation of the proposed maximum aggregate offering price:

			Aggregate
Type of Shares	Number of Shares	Offering Price Per Share	Offering Price
Common Stock issuable pursuant to outstanding options under the 2000 Plan	342,336	$6.99-$29.47	$6,058,285
Common Stock reserved for future issuance under the 2000 Plan	914,806	$5.19	$4,747,844
Common Stock reserved for future issuance under the 2001 Purchase Plan	26,428	$5.19	$137,162
Common Stock reserved for future issuance under the French Purchase Plan	30,714	$5.19	$159,406
Common Stock reserved for issuance under the Option Liquidity Agreements	403,984	$12.24-29.47	$8,678,134
Totals	1,718,268	N/A	$19,780,831
This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.16
EXHIBIT 5.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 23.1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Securities and Exchange Commission ( the “Commission”) by IDM Pharma, Inc. pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement except as superseded or modified herein:

-	The registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2004, as amended;

-	The registrant’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2005;

-	The registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

-	The registrant’s Current Report on Form 8-K filed on March 18, 2005;

-	The registrant’s Current Report on Form 8-K filed on April 18, 2005;

-	The registrant’s Current Report on Form 8-K filed on April 22, 2005;

-	The registrant’s Current Report on Form 8-K filed on May 23, 2005;

-	The registrant’s Current Report on Form 8-K filed on June 2, 2005;

-	The registrant’s Current Report on Form 8-K filed on June 24, 2005;

-	The registrant’s Current Report on Form 8-K filed on July 7, 2005;

-	The registrant’s Current Report on Form 8-K filed on August 17, 2005; and

-	The registrant’s Registration Statement on Form 8-A, as amended, which includes a description of the registrant’s Common Stock.
     All documents subsequently filed by the registrant, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.
     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not Applicable.
Item 5. Interests of Named Experts and Counsel
     Not Applicable.

Item 6. Indemnification of Directors and Officers
     The registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that (a) the liability of the directors of the registrant for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and (b) the registrant is authorized to provide indemnification of its directors, officers, employees and other agents for breach of duty to the registrant and its stockholders through a bylaw provision, agreements with its agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, or the DGCL, subject to the limitations on such excess indemnification set forth in Section 102 of the DGCL. Pursuant to Section 102 of the DGCL, a director’s liability is not eliminated (1) for a breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Amended and Restated Bylaws provide that the registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL and shall have the power to indemnify its other officers, employees and other agents as set forth in the DGCL. Under Section 145 of the Delaware General Corporation Law, or the DGCL, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are (or are threatened to be) made a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.
     The registrant has entered or plans to enter into indemnity agreements with each of its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceedings, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
     At present, there is no pending litigation or proceeding involving a director or executive officer of the registrant as to which indemnification is being sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.
     The registrant has an insurance policy covering the executive officers and directors of the registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
     The registrant has two additional insurance policies providing for an extension of coverage of the directors and officers insurance policy for those of the directors and officers of the registrant and those of the directors and officers of IDM S.A. who were covered by such policies immediately prior to the closing under that certain Share Exchange Agreement, dated March 15, 2005, as amended, by and among the registrant and certain shareholders of IDM, S.A., a société anonyme organized under the laws of France (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the registrant is obligated to continue to maintain such insurance policies for six years after the closing under the Share Exchange Agreement.
Item 7. Exemption from Registration Claimed
     Not Applicable.

Item 8. Exhibits

Exhibit
Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 2, 1991.(1)

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on April 2, 1993.(2)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 5, 1995.(3)

4.4	Certificate of Increase of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on July 5, 1995.

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 2, 1998.(4)

4.6	Certificate of Increase of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on July 2, 1998.(4)

4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 12, 1998.(5)

4.8	Certificate of Designations of the Series S and Series S-1 Preferred Stock filed with the Secretary of State of Delaware on June 29, 1999.(6)

4.9	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 1, 1999.(7)

4.10	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on September 23, 1999.(8)

4.11	Certificate of Decrease of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on September 23, 1999.(8)

4.12	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 17, 2004.(9)

4.13	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on August 15, 2005.(10)

4.14	Certificate of Ownership and Merger filed with the Secretary of State of Delaware on August 15, 2005.(10)

4.15	Amended and Restated Bylaws of the registrant.(11)

4.16	Specimen certificate of the Common Stock.

5.1	Opinion of Cooley Godward llp.

10.1	Form of Stock Option Agreement under the 2000 Plan.

10.2	Form of Deferred Issuance Restricted Stock Bonus Agreement.

10.3	Form of French Annex Stock Option Agreement.

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2000 Stock Plan, as amended.(12)

(1)	Incorporated by reference to the registrant’s Form S-1 Registration Statement and Amendments thereto (File No. 33-43356).

(2)	Incorporated by reference to the registrant’s Form 8-K, filed on March 22, 1993.

(3)	Incorporated by reference to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 31, 1995.

(4)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, filed on August 14, 1998.

(5)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, filed on November 16, 1998.

(6)	Incorporated by reference to the registrant’s Form 8-K, filed on July 16, 1999.

(7)	Incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A, filed on July 28, 1999.

(8)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, filed on November 15, 1999.

(9)	Incorporated by reference to the registrant’s Registration Statement on Form S-8, filed with the SEC on July 2, 2004.

(10)	Incorporated by reference to the registrant’s Form 8-K, filed on August 17, 2005.

(11)	Incorporated by reference to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 29, 2002.

(12)	Incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A filed on June 30, 2005.

Item 9. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
(4) That, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 8, 2005.

IDM Pharma, Inc.
By:	/S/ Jean-Loup Romet-Lemonne, M.D.
Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Loup Romet-Lemonne, M.D. and Robert De Vaere, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Loup Romet-Lemonne	Chief Executive Officer and	August 29, 2005

Jean-Loup Romet-Lemonne,	Director
M.D.	(Principal Executive Officer)

/s/ Emile Loria	President and Chief Business	August 29, 2005

Emile Loria, M.D.	Officer and Director

/s/ Robert J. De Vaere	Chief Financial Officer	August 29, 2005

Robert J. De Vaere	(Principal Financial and
Accounting Officer)

/s/ Robert Beck	Director	August 29, 2005

Robert Beck, M.D.

/s/ Jean Deleage	Director	August 29, 2005

Jean Deleage, Ph.D.

/s/ Donald Drakeman	Director	August 29, 2005

Donald Drakeman, Ph.D.

/s/ Sylvie Grégoire	Director	August 29, 2005

Sylvie Grégoire, Pharm.D.

/s/ Michael G. Grey	Director	August 29, 2005

Michael G. Grey

/s/ David Haselkorn	Director	August 29, 2005

David Haselkorn, Ph.D.

/s/ John P. McKearn	Director	August 29, 2005

John P. McKearn, Ph.D.

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 2, 1991.(1)

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on April 2, 1993.(2)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 5, 1995.(3)

4.4	Certificate of Increase of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on July 5, 1995.

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 2, 1998.(4)

4.6	Certificate of Increase of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on July 2, 1998.(4)

4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 12, 1998.(5)

4.8	Certificate of Designations of the Series S and Series S-1 Preferred Stock filed with the Secretary of State of Delaware on June 29, 1999.(6)

4.9	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 1, 1999.(7)

4.10	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on September 23, 1999.(8)

4.11	Certificate of Decrease of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on September 23, 1999.(8)

4.12	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 17, 2004.(9)

4.13	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on August 15, 2005.(10)

4.14	Certificate of Ownership and Merger filed with the Secretary of State of Delaware on August 15, 2005.(10)

4.15	Amended and Restated Bylaws of the registrant.(11)

4.16	Specimen certificate of the Common Stock.

5.1	Opinion of Cooley Godward llp.

10.1	Form of Stock Option Agreement under the 2000 Plan.

10.2	Form of Deferred Issuance Restricted Stock Bonus Agreement.

10.3	Form of French Annex Stock Option Agreement.

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2000 Stock Plan, as amended.(12)

(1)	Incorporated by reference to the registrant’s Form S-1 Registration Statement and Amendments thereto (File No. 33-43356).

(2)	Incorporated by reference to the registrant’s Form 8-K, filed on March 22, 1993.

(3)	Incorporated by reference to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 31, 1995.

(4)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, filed on August 14, 1998.

(5)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, filed on November 16, 1998.

(6)	Incorporated by reference to the registrant’s Form 8-K, filed on July 16, 1999.

(7)	Incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A, filed on July 28, 1999.

(8)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, filed on November 15, 1999.

(9)	Incorporated by reference to the registrant’s Registration Statement on Form S-8, filed with the SEC on July 2, 2004.

(10)	Incorporated by reference to the registrant’s Form 8-K, filed on August 17, 2005.

(11)	Incorporated by reference to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 29, 2002.

(12)	Incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A filed on June 30, 2005.